Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Announces Appointment of Jeffrey Liaw as Chief Financial Officer, Effective January 4, 2016
Dallas, Texas. (November 23, 2015) — Copart, Inc. (NASDAQ: CPRT) today reported that Jeffrey Liaw has agreed to become Copart's Senior Vice President of Finance and Chief Financial Officer, effective January 4, 2016. William Franklin, currently Copart's Executive Vice President and Chief Financial Officer, will continue his role as Executive Vice President responsible for U.S. operations and shared services.
Mr. Liaw has served as the Chief Financial Officer of FleetPride, Inc., a privately held company that distributes truck and trailer parts nationwide, since January 2013. From August 2005 to December 2012, Mr. Liaw was a principal of TPG Capital Management, L.P., a private equity firm. Mr. Liaw earned his B.A. and B.B.A. from the University of Texas in 1999, and he earned his M.B.A. from Harvard University in 2005.
About Copart
Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some locations, to end users. Copart remarkets the vehicles through Internet sales utilizing its VB3 technology. Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others as well as cars sourced from the general public. The company currently operates in the United States, Canada, the United Kingdom, the United Arab Emirates, Oman, Bahrain, India, Brazil, Germany, and Spain.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Christopher M. Smith, Senior Analyst, Office of the Chief Financial Officer
972-391-5021 or christopher.smith3@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000